Exhibit 99.1
                                [GRAPHIC OMITTED]

                              N E W S  R E L E A S E

FOR IMMEDIATE RELEASE      Contact:   Steven E. Nielsen, President and CEO
                                      Richard L. Dunn, Senior Vice President
                                      and CFO
                                      (561) 627-7171
Palm Beach Gardens, Florida                                   February 24, 2003

               DYCOM ANNOUNCES FISCAL 2003 SECOND QUARTER RESULTS
             AND PROVIDES GUIDANCE FOR THE REMAINDER OF FISCAL 2003


Palm Beach Gardens, Florida, February 24, 2003--Dycom Industries, Inc. (NYSE
Symbol: "DY") announced its results today for the second quarter ended January 25, 2003. The Company reported a net loss for the quarter ended January 25, 2003 of $1.1 million, or a loss of $0.02 per common share diluted, on total contract revenues of $137.2 million as compared to net income of $5.0 million, or $0.12 per common share diluted, on total contract revenues of $138.3 million for the corresponding period ended January 26, 2002. This represents a year over year decrease of 0.8% in total contract revenues.

For the six months ended January 25, 2003 net income was $3.0 million, or $0.06 per common share diluted. For the six months ended January 26, 2002 net income was $13.0 million, or $0.30 per common share diluted, excluding the cumulative effect of a change in accounting principle due to the Company's adoption of SFAS No. 142. Net loss for the six months ended January 26, 2002, inclusive of this cumulative effect of $86.9 million net of tax, was $73.9 million, or a loss of $1.72 per common share diluted. Total contract revenues for the six months ended January 25, 2003 were $295.6 million compared to total contract revenues of $306.1 million for the six months ended January 26, 2002. This represents a year over year decrease of 3.4% in total contract revenues.

Dycom also announced its outlook for the remainder of fiscal 2003. The Company currently expects revenue for the third quarter of fiscal 2003 to range from $120.0 million to $135.0 million and diluted earnings per share to range from $0.02 to $0.06. For the fourth quarter of fiscal 2003, the Company currently expects revenue to range from $135.0 million to $150.0 million and diluted earnings per share to range from $0.13 to $0.18.

A Tele-Conference call to review the Company's results and address its outlook will be hosted at 9:00 a.m. (ET), Tuesday, February 25, 2003; Call 888-428-4479 (United States) or 651-291-5254 (International) and request "Dycom Earnings" conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, March 27, 2003.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company's expectations for revenues and earnings per share. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, continued deterioration in our customers' financial condition, the adequacy of our reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the information in this press release.


                               ---Tables Follow---

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited



($ in 000's except EPS)                                      Three Months Ended                Six Months Ended
                                                       -----------------------------   -----------------------------
                                                       January 25,       January 26,   January 25,       January 26,
                                                        2003                2002          2003              2002
                                                       -----------       -----------  ------------       -----------

Contract revenues earned                               $ 137,154         $ 138,282      $  295,635       $  306,097

Cost of earned revenues                                  111,358           106,721         234,938          236,945
General & administrative expenses                         17,448            15,262          35,724           31,343
Depreciation & amortization                               10,461             8,680          21,290           17,721
                                                       ----------       -----------       ---------        ---------

Total costs and expenses                                 139,267           130,663         291,952          286,009
                                                       ----------       -----------       ---------        ---------

Interest income, net                                         370               679             645            1,605
Other income, net                                            618               448           1,703              795
                                                       ----------       -----------       ---------        ---------

(Loss) income before income taxes                         (1,125)            8,746           6,031           22,488

Benefit (provision) for income taxes                          14            (3,738)         (3,027)          (9,454)
                                                       ----------       -----------      ----------        ---------

(Loss) income before cumulative effect of
  change in accouting principle                           (1,111)            5,008           3,004           13,034

Cumulative effect of change in accounting
  principle, net of tax (1)                                                                                 (86,929)
                                                      ----------       -----------      ----------        ---------

Net (loss) income                                      $  (1,111)       $    5,008       $   3,004         $(73,895)
                                                      ==========       ===========      ===========       =========

(Loss) earnings per common share:
Basic (loss) earnings per share before cumulative
   effect of change in accounting principle            $   (0.02)       $     0.12       $    0.06         $   0.30
Cumulative effect of change in accounting principle                                                           (2.02)
                                                      ----------       -----------      ----------        ---------
Basic (loss) earnings per share                        $   (0.02)       $     0.12       $    0.06         $  (1.72)
                                                      ==========       ===========      ==========        =========

Diluted (loss) earnings per share before cumulative
   effect of change in accounting principle            $   (0.02)       $     0.12       $    0.06         $   0.30
Cumulative effect of change in accounting principle                                                           (2.02)
                                                      ----------       -----------      ----------        ---------
Diluted (loss) earnings per share                      $   (0.02)       $     0.12       $    0.06         $  (1.72)
                                                      ==========       ===========      ==========        =========

Shares used in computing (loss) earnings
 per common share:
   Basic                                                  47,870            42,926          47,866           42,936
                                                      ==========       ===========      ==========         ========

   Diluted                                                47,870            43,061          47,872           43,036
                                                      ==========       ===========      ==========         ========



(1) In the first quarter fiscal 2002, the Company adopted SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 142 eliminates the amortization of goodwill and instead requires that goodwill be tested for impairment. Because we adopted these statements effective with the beginning of fiscal 2002, we do not have goodwill amortization in either year.